Exhibit 3.3.2

BYLAWS

OF

LOCAL INSIGHT LISTING MANAGEMENT, INC.

ARTICLE I

Name

The name of the corporation (hereinafter referred to as the “Corporation”) is Local Insight Listing Management, Inc.

ARTICLE II

Shareholders’ Meetings

Meetings of the Shareholders may be held either within or without the State of Pennsylvania at such place and at such time as is stated in the call or notice.

ARTICLE III

Annual Shareholders’ Meeting

The Annual Meeting of the Shareholders of the Corporation shall be held during the month of April in each year on such day and at such time and place as shall be fixed in the notice of the meeting, for the election of Directors, the consideration of reports, and for the transaction of such other business as may be brought before the meeting. In the event that such Annual Meeting is not held, by oversight or otherwise, a Special Meeting in lieu thereof shall be called and held as soon thereafter as conveniently may be, and any business transacted or elections held at such meeting shall be as valid as if transacted or held at the Annual Meeting.

ARTICLE IV

Special Shareholders’ Meetings

Special Meetings of the Shareholders of the Corporation shall be held whenever called by the President, or by the Secretary, or by the Directors acting at a meeting or a majority of the Directors acting without a meeting, or by the holders of not less than twenty percent (20%) of all the shares outstanding and entitled to vote thereat.

ARTICLE V

Notice of Shareholders’ Meetings and Record Date

Written notice stating the time, place and purpose or purposes of any meeting of the Shareholders shall be given at least ten (10) days prior to the day named for a meeting that will consider a fundamental change under Chapter 19 of the Business Corporation Act of 1988, or at

least five (5) days prior to the day named for the meeting in any other case, either personally or by mail, by or at the direction of the President or the Secretary, to each Shareholder of record entitled to notice of and to vote at such meeting. Upon written request delivered in person or by registered mail to the President or Secretary by any person or persons entitled to call a meeting of the Shareholders, such officer shall give notice of a meeting of the Shareholders to be held not less than thirty (30) nor more than sixty (60) days after receipt of such request, and if such notice is not given within fifteen (15) days after delivery or mailing of such request, then the person or persons calling the meeting may fix the time of meeting and give or cause to be given notice thereof as herein provided. If mailed, notice shall be addressed to the Shareholder at his address as it appears on the records of the Corporation, with postage thereon prepaid.

Notice of adjournment of a Shareholders’ meeting need not be given if the time and place to which it is adjourned are fixed and announced at such meeting.

In fixing a record date to be used in determining Shareholders entitled to notice of and to vote at any meeting of Shareholders, the date to be selected shall be at least thirty (30) days prior to any such meeting.

ARTICLE VI

Waiver of Notice

Notice of the time, place and purposes of any meeting of Shareholders or Directors, whether required by the laws of the State of Pennsylvania, the Articles of Incorporation of the Corporation or these Bylaws, may be waived in writing by any Shareholder entitled to notice or by any Director, as the case may be, filed with or entered upon the records of the meeting either before or after the holding thereof. The attendance of any Shareholder or any Director at any meeting without protesting, prior to or at the commencement of the meeting, the lack of proper notice shall be deemed to be a waiver by such Shareholder or Director of notice of such meeting.

ARTICLE VII

Quorum at Shareholders’ Meetings

A majority of the shares at the time outstanding and entitled to vote is necessary to constitute a quorum for a meeting of Shareholders, but no action required by law or the Articles of Incorporation or these Bylaws to be authorized or taken by the holders of a designated proportion of the shares of any particular class or of each class may be authorized or taken by a lesser proportion. When a quorum is present at any meeting, a majority in interest of the stock entitled to vote represented thereat shall decide any question brought before such meeting, unless the question is one upon which by express provision of law or of the Articles of Incorporation or of these Bylaws a larger or different vote is required, in which case such express provision shall govern and control the decision of such question.

ARTICLE VIII

Proxy and Voting

Shareholders of record entitled to vote may vote at any meeting either in person or by proxy in writing which shall be filed with the Secretary at the meeting before being voted. Such proxies shall entitle the holders thereof to vote at any adjournment of such meeting, but if such proxy shall be limited by its terms to a single meeting, it shall not be valid after the final adjournment thereof. Shareholders entitled to vote may also be represented by a general power of attorney produced at any meeting until it is revoked. No proxy or power of attorney shall be valid after eleven (11) months from its date unless the writing specifies the date on which it is to expire or the length of time it is to continue in force.

At any meeting of Shareholders, each Shareholder of the Corporation shall, except as otherwise provided by law, be entitled to one (1) vote either in person or by proxy, for each share of the Corporation entitled to vote which is registered in such Shareholder’s name on the books of the Corporation (a) on the date fixed by the Board of Directors as the record date for the determination of Shareholders entitled to vote at such meeting, notwithstanding the prior or subsequent sale or other disposal of such share or shares or transfer of the same on the books of the Corporation after the date so fixed, or (b) if no such record date shall have been fixed, then as of the day next preceding the date of the meeting.

ARTICLE IX

Action of Shareholders Without a Meeting

Unless otherwise provided in the Corporation’s Articles of Incorporation, any action required to be taken at any Annual or Special Meeting of Shareholders of the Corporation, or any action which may be taken at any Annual or Special Meeting of such Shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken and bearing the dates of signature of the stockholders who signed the consent or consents, shall be signed by the holders of outstanding shares of stock having not less than a majority of the shares entitled to vote, or, if greater, not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the state of Pennsylvania, or the Corporation’s principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of the Shareholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested; provided, however, that no consent or consents delivered by certified or registered mail shall be deemed delivered until such consent or consents are actually received at the registered office. All consents properly delivered in accordance with this section shall be deemed to be recorded when so delivered. No written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered to the Corporation as required by this section, written consents signed by the holders of a sufficient number of shares to take such corporate action are so recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Any action taken pursuant to such written consent of the stockholders shall have the same force and effect as if taken by the stockholders at a meeting thereof.

ARTICLE X

Board of Directors

A Board of Directors of not less than two (2) Directors shall be chosen by ballot at the Annual Meeting of the Shareholders or at any meeting held in lieu thereof as hereinbefore provided. The number of Directors of the Corporation to be elected by the Shareholders for each corporate year shall be fixed by vote at the Annual Meeting of Shareholders, but the Shareholders may, at a Special Meeting held for the purpose during any such year, increase or decrease the number of Directors as thus fixed but no reduction of the number of Directors shall have the effect of removing any Director prior to the expiration of such Director’s term of office. If the number of Directors to be elected by the Shareholders be increased at any such Annual or Special Meeting of the Shareholders the additional Directors may be elected by the Shareholders at such meeting, or in the event the Shareholders shall fail to elect such additional Directors at such meeting, such additional Directors may be elected by a majority of the Directors in office at the time of the increase. At a meeting of Shareholders at which Directors are to be elected, only persons nominated as candidates shall be eligible for election as Directors.

Except as otherwise provided in Article XXIII hereof, each Director shall hold office until the next Annual Meeting of the Shareholders and until his successor is duly elected and qualified. Directors need not be either residents of the State of Pennsylvania or Shareholders of the Corporation.

ARTICLE XI

Powers of Directors

The Board of Directors shall preside over the entire management of the business of the Corporation. In the management and control of the property, business and affairs of the Corporation, the Board of Directors is hereby vested with all the powers possessed by this corporation itself, so far as this delegation of authority is not inconsistent with the laws of the State of Pennsylvania, with the Articles of Incorporation of the Corporation or with these Bylaws. The Board of Directors shall, have power to determine what constitutes net earnings, profits and surplus, respectively, what amount shall be reserved for working capital and for any other purposes, and what amount, consistent with the Articles of Incorporation and Pennsylvania law, shall be declared as dividends, and such determination by the Board of Directors shall be final and conclusive.

ARTICLE XII

Compensation of Directors and Others

The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors. Directors who are not salaried officers of the Corporation or of a subsidiary corporation shall be entitled to receive such compensation as the Board of Directors shall determine. All Directors shall be entitled to receive fees for attendance at any meetings of the Board of Directors in such amounts as may be fixed by resolution of the Board of Directors from time to time, together with reimbursement of expenses incurred in connection with attendance at each such meeting. Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE XIII

Executive and Other Committees

The Board of Directors may designate by resolution, passed by a majority of the whole Board, one(1) or more of its Directors to constitute an Executive Committee or any other committee, to serve at the pleasure of the Board of Directors. The Executive Committee, when the Board of Directors is not in session, shall have and may exercise any or all of the powers of the Board of Directors in the management of the business and affairs of the Corporation other than that of filling vacancies among the Directors or in any committee of the Directors, and shall be subject at all times to the control and direction of the Board of Directors. The Executive Committee may make rules for the notice, holding and conduct of its meetings and the keeping of the records thereof. Committees other than the Executive Committee shall have such powers as conferred upon it by resolution of the Board of Directors.

Unless otherwise ordered by the Board of Directors, any committee may act by a majority of its members at a meeting or by a writing or writings signed by all its members, and shall report its actions to the Board of Directors at the next meeting of the Board of Directors subsequent to such actions. An act or authorization of an act by any committee within the authority delegated to it shall be as effective for all purposes as the act or authorization of the Board of Directors.

ARTICLE XIV

Directors’ Meetings

Regular Meetings of the Board of Directors shall be held at such places within or without the State of Pennsylvania and at such times as the Board by resolution may determine from time to time, and, if so determined, no notice thereof need be given. Special Meetings of the Board of Directors may be held at any time or place, either within or without the State of Pennsylvania, whenever called by the President or one (1) or more Directors, notice stating the time and place thereof being given to each Director by the Secretary or the officer or Directors calling the meeting, or at any time or place without formal notice provided the Directors not present waive notice thereof as provided in Article VI hereof. Notice of Special Meetings shall be given by mailing the same to each Director at his residence or business address, or by delivering the same to him personally or telephoning, telegraphing or cablegraming the same to him at least five (5) days before the meeting.

ARTICLE XV

Quorum at Directors’ Meetings

One half of the total number of members of the Board of Directors as constituted for the time being, but not less than two (2), shall constitute a quorum for the transaction of business, but a less number may adjourn any meeting from time to time and the meeting may be held as adjourned provided notice of such adjournment be given the Directors not present. When a quorum is present at any meeting a majority of the members present thereat shall decide any question brought before such meeting, except as otherwise provided by law, by the Articles of Incorporation or by these Bylaws.

ARTICLE XVI

Action of Directors Without a Meeting

Any action which may be authorized or taken at a meeting of the Board of Directors may be authorized or taken without a meeting in a writing or writings signed by all of the Directors.

ARTICLE XVII

Officers

The officers of the Corporation shall be a President, a Secretary and a Treasurer. The officers shall be elected by the Board of Directors at the first meeting of the Board after the Annual Meeting of the Shareholders or after any Special Meeting of the Shareholders held in lieu thereof and shall hold office until their successors are elected and shall qualify, except as provided in Article XXIII hereof.

ARTICLE XVIII

Eligibility of Officers

The President, the Secretary, the Treasurer and such other officers as may be elected or appointed may, but need not, be Shareholders or Directors of the Corporation. Any person may hold more than one (1) office provided the duties thereof can be consistently performed by the same person, provided, however, that no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by the laws of Pennsylvania or by these Bylaws to be executed, acknowledged or verified by any two (2) or more officers. The Board of Directors may, by resolution, require any or all of the officers to give a bond to the Corporation with good and sufficient surety conditioned upon the faithful performance of their respective duties.

ARTICLE XIX

Additional Officers and Agents

The Board of Directors, in its discretion, may appoint one (1) or more Vice Presidents, one (1) or more Assistant Treasurers and one (1) or more Assistant Secretaries and such other officers or agents as may be deemed necessary who shall have such duties and authority as generally pertain to their respective offices and such as may be prescribed by the Board of Directors.

ARTICLE XX

President

The President shall be the chief executive officer of the Corporation, shall be responsible for the general and active management of the business of the Corporation, shall see that all orders and resolutions of the Board of Directors are carried into effect and, when present, shall preside at all meetings of the Shareholders and at all meetings of the Board of Directors. He shall perform all the duties commonly incident to the office and shall perform such other duties as the Board of Directors shall prescribe from time to time. Subject to the direction and instructions of and unless otherwise ordered by the Board of Directors, the President shall, on behalf of the Corporation, exercise all rights and powers of the Corporation incident to the ownership of stock of any other corporation by the Corporation and shall attend all meetings of shareholders or execute waivers of notice or consents by shareholders of such other corporation either in person or by substitute appointed by the President, or by written proxy or powers of attorney appointing proxy or proxies executed by the President.

ARTICLE XXI

Secretary

The Secretary shall have custody of the corporate seal of the Corporation and shall keep accurate minutes of all meetings of the Shareholders, the Board of Directors and the Executive Committee; shall perform all the duties commonly incident to the office; and shall perform such other duties and have such other powers as the Board of Directors shall prescribe from time to time. In the absence of the Secretary at any meeting, an Assistant Secretary or an appointed Secretary pro tempore shall perform the Secretary’s duties at such meeting.

ARTICLE XXII

Treasurer

The Treasurer, subject to the order of the Board of Directors, shall have the care and custody of the moneys, funds, valuable papers and documents of the Corporation (other than such Treasurer’s own bond, if one is required, which shall be in the custody of the President) and shall have and exercise, under the supervision of the Board of Directors, all the powers and duties commonly incident to thr office and shall perform such other duties as the Board of Directors shall prescribe from time to time.

ARTICLE XXIII

Resignations and Removals

Any Director, officer or agent of the Corporation may resign at any time by giving written notice to the Board of Directors or to the President or to the Secretary of the Corporation, and any member of any committee may resign by giving written notice either as aforesaid or to the committee of which he is a member or to the chairman thereof. Any such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

The Board of Directors, by vote of not less than a majority of the entire Board of Directors, may remove from office any officer, agent or member of any committee elected or appointed by it. Any Director may be removed from office in the manner provided in the laws of Pennsylvania at the time in effect.

ARTICLE XXIV

Vacancies

If the office of any Director or officer or agent becomes vacant by reason of death, resignation, removal, disqualification or otherwise, the Board of Directors may, as to officers or agents, elect a successor or successors who shall hold office for the unexpired term and, as to vacancies in the Board of Directors, the remaining Director or Directors, though less than a majority of the whole Board of Directors, may, by a vote of a majority of their number, fill any vacancy in the Board of Directors for the unexpired term.

ARTICLE XXV

Stock

The maximum amount of stock authorized to be issued by the Corporation shall be as fixed in the Articles of Incorporation or in any lawful amendments thereto from time to time.

ARTICLE XXVI

Certificates for Shares of Stock

Each Shareholder shall be entitled to a certificate or certificates signed by such officers of the Corporation as are required by law which shall certify the number and class of paid up shares held by such Shareholder in the Corporation. Such certificate shall be in such form, consistent with the Articles of Incorporation and Pennsylvania law, as may be prescribed by the Board of Directors, duly numbered. No certificate for any share of the Corporation shall be issued until it is fully paid. The Board of Directors may appoint one (1) or more Transfer Agents and/or

Registrars for its stock of any class or classes and may required stock certificates to be countersigned and/or registered by one (1) or more of them. When any said certificate representing shares of stock of the Corporation is countersigned by an incorporated Transfer Agent or Registrar, the signatures of any such officers as are required by law upon such certificates may be facsimile, engraved, stamped or printed.

ARTICLE XXVII

Transfer of Stock

Certificates for shares and the shares represented thereby shall be transferable on the books of the Corporation by delivery of the certificate accompanied either by an assignment in writing on the back of the certificate or by written power of attorney to sell, assign and transfer the same on the books of the Corporation, signed by the person designated by the certificate to be the owner of the shares represented thereby; provided, however, that the Board of Directors or the Transfer Agent of the Corporation may require such identification as to the person making such assignment or endorsement and the signature appearing thereon, and such other instruments, not inconsistent with the Uniform Stock Transfer Act or other statutory provisions of Pennsylvania existing at the time of transfer, as they may deem desirable, and shall be transferable on the books of the Corporation upon surrender thereof so assigned or endorsed. The person registered on the books of the Corporation as the owner of any shares shall conclusively be deemed to have capacity to exercise all rights of ownership and shall be exclusively entitled as the owner of such shares to receive dividends and to vote as such owner in respect thereof and the Corporation shall not be affected or bound by any notice actual or constructive to the contrary other than the delivery to the Corporation or any duly appointed Transfer Agent of the Corporation of a certified copy of an order, judgment or decree of a court of competent jurisdiction within or without the State of Pennsylvania.

ARTICLE XXVIII

Loss of Certificates

No certificate for shares shall be issued in place of any certificate alleged to have been lost, stolen or destroyed except upon the production of such evidences of the loss, theft or destruction and upon indemnification of the Corporation and its Transfer Agent(s) to such extent and in such manner, as the Board of Directors may from time to time prescribe or require.

ARTICLE XXIX

Seal

The official seal of the Corporation shall contain the words “Corporate Seal” and such other words as may be approved by the Board of Directors, but failure to affix such seal shall not affect the validity of any instrument duly executed on behalf of the Corporation by its authorized officers.

ARTICLE XXX

Books and Records

Unless otherwise expressly required by the laws of Pennsylvania, the books and records of the Corporation may be kept outside of the State of Pennsylvania at such places as may be designated from time to time by the Board of Directors.

ARTICLE XXXI

Amendments

These Bylaws shall be subject to amendment or repeal, and new Bylaws may be made, by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power on such proposal at any meeting of the Shareholders or, without a meeting, by the written consent of the holders of shares entitling them to exercise a majority of the voting power on such proposal, provided that if an amendment to the Bylaws or new Bylaws of the Corporation are adopted by the written consent without a meeting of the Shareholders, it shall be the duty of the Secretary to enter the amendment or new Bylaws in the records of the Corporation and to mail a copy of such amendment or new Bylaws to each Shareholder of record who would be entitled to vote thereon and did not participate in the adoption thereof.